EXHIBIT 99.1

NEWS FROM

Kate Lowrey
Director, Investor Relations
ESCO Technologies Inc.
(314) 213-7277

ESCO ANNOUNCES THIRD QUARTER 2015 RESULTS

ST. LOUIS, August 10, 2015 – ESCO Technologies Inc. (NYSE: ESE) (ESCO or the “Company”) today reported its operating results for the third quarter ended June 30, 2015 (Q3 2015).
The 2014 results are presented on a Continuing Operations – As Adjusted basis as described in previous releases. All references to Continuing Operations exclude Aclara Technologies LLC, which was divested on March 28, 2014. Aclara’s results are presented as Discontinued Operations.

EPS Summary

Q3 2015 GAAP EPS was $0.45, which included a $0.04 per share gain from discontinued operations resulting from the favorable resolution of the closing working capital adjustment resulting from the sale of Aclara in 2014. Q3 2014 GAAP EPS was $0.43 per share.
EPS from Continuing Operations for Q3 2015 was $0.41 per share, compared to Q3 2014 EPS from Continuing Operations – As Adjusted of $0.44 per share. Management previously provided Q3 2015 EPS guidance in the range of $0.38 to $0.42 per share. The Q3 2015 effective tax rate was 31 percent compared to 24 percent in Q3 2014.

Continuing Operations Highlights

•
Q3 2015 sales increased $4 million, or 3 percent to $134 million compared to $130 million in Q3 2014. Utility Solutions Group (USG, or Doble) sales increased $3 million (11 percent), Filtration sales increased $3 million (5 percent) despite the previously described decrease in expected Space program sales at VACCO, and Test sales decreased $2 million (5 percent) during the Quarter due to the timing and lower volumes of domestic shielding market sales;

•
Q3 2015 gross margin percentage was 38 percent compared to 39 percent in Q3 2014. The Doble and Filtration gross margins increased significantly as a result of the increased sales volumes coupled with a strong and favorable product mix. These gross margin increases were offset by lower gross margins in Test which were driven by the lower shielding sales, and $2 million of incremental charges related to the write-down of certain inventories, primarily in Europe;

•
SG&A decreased $1 million in Q3 2015, primarily driven by numerous cost reduction initiatives implemented at Test. The lower spending at Test was partially offset by additional international sales and marketing expenses at Doble to support its near-term growth opportunities;

•
The effective tax rate in Q3 2015 was 31 percent compared to 24 percent in Q3 2014. The Q3 2014 tax rate was favorably impacted by larger tax benefits being realized for research credits and foreign tax benefits resulting from the timing and composition of pretax earnings generated domestically versus internationally, where foreign tax rates are lower than the U.S. rates;

•	Q3 2015 orders were $121 million resulting in an order backlog of $334 million at June 30, 2015;
•	YTD 2015 orders were $415 million (book-to-bill of 1.08x) reflecting a $32 million, or 10 percent, increase in backlog during the first nine months of the fiscal year;
•
YTD 2015 Filtration orders were $180 million (book-to-bill of 1.08x) and included significant orders from KAZ, and significant commercial aerospace (A-350, other new platform wins, etc.) and Space orders at PTI and VACCO, respectively. Doble’s orders were $89 million (book-to-bill of 0.96x) and included additional services business in the Middle East and solid domestic product and software bookings. Test orders were $146 million (book-to-bill of 1.18x) which reflects the solid ongoing demand for its products;

•
Net debt at June 30, 2015 was $28 million ($37 million of cash and $65 million of borrowings) and reflects the cash flow impact of the previously announced ENOSERV acquisition and stock repurchases; and,

•	The Company extended its share repurchase authorization for an additional two years through September 30, 2017.

Chairman’s Commentary

Vic Richey, Chairman and Chief Executive Officer, commented, “The Q3 2015 results came in near the top end of our guidance range and were consistent with our previous expectations, with the exception of the Test business. The Q3 2015 results were led by the continued strong performance in Filtration and at Doble, as both groups exceeded their EBIT expectations during the Quarter. The Test results were disappointing as we experienced softness in one of our higher margin product lines and, as a result, we initiated some cost reduction actions in response to this slowdown. Additionally, we wrote-off certain inventories in Europe to better streamline our operations resulting from ongoing market softness in that region, coupled with higher legal costs incurred in connection with certain intellectual property litigation.
“While we experienced some EPS headwind from the higher tax rate compared to prior year Q3, and Test’s lower than expected sales and profit, we achieved our Q3 EPS goals and continue to see more opportunities developing going forward.
“For the first nine months of the year, despite the Test business pressure, our year-to-date EPS is consistent with our internal targets, and our cash flow and orders are ahead of plan.
“Doble continued to outperform in Q3 as sales increased 11 percent and EBIT increased 28 percent (24 percent EBIT margin). YTD, Doble’s sales are up 13 percent and EBIT dollars increased 17 percent compared to prior year. I remain excited about Doble’s future as we continue to gain momentum with our prospects in the international markets as well as with our new products, services and software offerings.
“Filtration’s Q3 and YTD EBIT continued to run well ahead of expectations led by the strength of PTI’s commercial aerospace business. YTD EBIT dollars are up five percent on lower sales, driven by improved manufacturing efficiency. The positive industry communications surrounding the growth in new OEM aircraft continues to present an exciting outlook for the foreseeable future. As we entered the year, Filtration sales and EBIT were projected to be lower compared to last year, resulting from the previously communicated delays on the SLS program at VACCO and the KAZ program at TEQ. As we stand today, we expect to see additional sales and EBIT momentum resulting from our substantial increase in entered orders and the conversion of these orders into profitable sales. We remain on track to meet or exceed our commitments in Filtration.
“The Test business results were disappointing as they came in lower than expected during the Quarter on both sales and EBIT due to continued softness in the shielding markets and Europe, coupled with some one-time charges incurred in the Quarter. We have implemented several cost reduction actions and have realigned the organizational structure to better manage Test’s global infrastructure. Additional actions are being evaluated which are expected to result in much more favorable operating margins. We remain confident that Test can achieve EBIT margins in the low-to-mid teens once all of the planned actions are fully implemented. Test’s $146 million in YTD orders clearly bodes well for our future and further validates our global leadership position.
 “We continue to review numerous acquisition opportunities and are confident we will be successful in adding to our existing portfolio. Acquisitions are key to supplementing our growth, and we will remain disciplined in this area to ensure we can generate an attractive return on these investments.
“During the first nine months of the year, we opportunistically repurchased our shares and we remain committed to our defined Capital Allocation Strategy.
“We continue to have a favorable view of our future and our goal remains the same – to increase long-term shareholder value.”

Discontinued Operations

The Company completed the Aclara divestiture on March 28, 2014 and used the proceeds to significantly pay down its outstanding debt. The results of operations for Aclara are reflected in the financial statements as Discontinued Operations. During June 2015, the Company and the buyer completed the arbitration related to the final working capital adjustment, and as a result of the favorable outcome, in Q3 2015 the Company recorded a $1.1 million after-tax gain ($0.04 per share) in discontinued operations.

Share Repurchase

During the nine months ended June 30, 2015, the Company spent $9.9 million to repurchase 283,000 of its outstanding shares on the open market. The Company’s current share repurchase authorization was extended through September 30, 2017.

Dividend Payment

The next quarterly cash dividend of $0.08 per share will be paid on October 15, 2015 to stockholders of record on October 1, 2015.

Business Outlook – Fiscal Year 2015 (and 3 Year)

Management expects the remainder of 2015 to reflect a profile similar to 2014, with the resulting Q4 sales and EPS being the strongest/highest Quarter of the respective fiscal years.
Q4 2015 sales and EBIT dollars are expected to increase significantly over Q4 2014, led by strong year-over-year comparisons in Filtration and at Doble.
As a result of the Test business softness and Q3 write-offs, partially offset by the cost reduction actions being implemented, Management has narrowed its EPS guidance to be in the range of $1.70 to $1.75 per share. The 2015 Test business actions are expected to significantly improve future EBIT margins once completed.
Q4 2015 EPS is expected to be in the range of $0.55 to $0.60 per share, compared to Q4 2014 EPS from Continuing Operations – As Adjusted of $0.51 per share.
Management continues to see solid, tangible growth opportunities in sales, EBIT, and EPS across each of the business segments consistent with the three-year expectations communicated in the Company’s September 9, 2014 Analyst Day Presentation (included on the Company’s website).

Conference Call

The Company will host a conference call today, August 10, at 4:00 p.m. Central Time, to discuss the Company’s third quarter 2015 results. A live audio webcast will be available on the Company’s website at www.escotechnologies.com. Please access the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available for seven days on the Company’s website noted above or by phone (dial 1-855-859-2056 and enter the pass code 76289150).

Forward-Looking Statements

Statements in this press release regarding the Company’s expected 2015 and beyond revenue and sales growth, EBIT, EBIT margins, corporate costs, the timing of Test projects, effective tax rates, EPS, the Company’s ability to increase operating margins, realize financial goals and increase shareholder value, the success of acquisition efforts, the success of new products and solutions, the size, number and timing of future sales and growth opportunities, the specific actions initiated as a result of the Capital Allocation Strategy including but not limited to the declaration of dividends and share repurchases, the long-term success of the Company, and any other statements which are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws.
Investors are cautioned that such statements are only predictions and speak only as of the date of this release, and the Company undertakes no duty to update them except as may be required by applicable laws or regulations. The Company’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment including, but not limited to those described in Item 1A, “Risk Factors”, of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014, and the following: the success of the Company’s competitors; site readiness issues with Test segment customers; weakening of economic conditions in served markets; changes in customer demands or customer insolvencies; competition; intellectual property rights; technical difficulties; unforeseen charges impacting corporate operating expenses; delivery delays or defaults by customers; the performance of the Company’s international operations; material changes in the costs and availability of certain raw materials; the appropriation and allocation of Government funds; the termination for convenience of Government and other customer contracts; the timing and content of future contract awards or customer orders; containment of engineering and development costs; performance issues with key customers, suppliers and subcontractors; labor disputes; the impacts of natural disasters on the Company’s operations and those of the Company’s customers and suppliers; changes in laws and regulations, including but not limited to changes in accounting standards and taxation requirements; costs relating to environmental matters arising from current or former facilities; financial exposure in connection with Company guarantees of certain Aclara contracts; the availability of selected acquisitions; uncertainty regarding the ultimate resolution of current disputes, claims, litigation or arbitration; and the Company’s successful execution of cost reduction and profit improvement initiatives and restructuring activities.

Non-GAAP Financial Measures

The financial measures EBIT, EBIT margin, EPS – “As Adjusted” and EPS – from Continuing Operations “As Adjusted” are presented in this press release. The Company defines EBIT as earnings before interest and taxes from continuing operations, EBIT margin as a percent of net sales, EPS – “As Adjusted” and EPS – from Continuing Operations “As Adjusted” as GAAP EPS less the Filtration segment restructuring charges (representing $0.01 per share during the third quarter of 2014). EBIT, EBIT margin, EPS – “As Adjusted” and EPS – from Continuing Operations “As Adjusted” are not recognized in accordance with U.S. generally accepted accounting principles (GAAP). However, Management believes that EBIT and EBIT margin are useful in assessing the operational profitability of the Company’s business segments because they exclude interest and taxes, which are generally accounted for across the entire Company on a consolidated basis. EBIT is also one of the measures used by Management in determining resource allocations within the Company as well as incentive compensation. The Company believes that the presentation of EBIT, EBIT margin, EPS – “As Adjusted” and EPS – from Continuing Operations “As Adjusted” provides important supplemental information to investors by facilitating comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP.
ESCO, headquartered in St. Louis, provides engineered filtration products to the aviation, space and process markets worldwide and is the industry leader in RF shielding and EMC test products. In addition, the Company provides diagnostic instruments, services and the world’s premier library of statistically significant apparatus test results for the benefit of energy generation, transmission, and delivery companies and industrial power users worldwide. Further information regarding ESCO and its subsidiaries is available on the Company’s website at www.escotechnologies.com.
- tables attached –

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014

Net Sales	134,191	130,495
Cost and Expenses:
Cost of sales	82,956	79,608
Selling, general and administrative expenses	32,786	33,492
Amortization of intangible assets	2,285	1,682
Interest expense	247	147
Other expenses (income), net	337	283
Total costs and expenses	118,611	115,212

Earnings before income taxes	15,580	15,283
Income taxes	4,832	3,693

Net earnings from continuing operations	10,748	11,590

Earnings from discontinued operations, net of tax
expense of $591	1,148	0
Net earnings from discontinued operations	1,148	0

Net earnings	$11,896	11,590

Earnings per share:
Diluted - GAAP
Continuing operations	0.41	0.43
Discontinued operations	0.04	0.00
Net earnings	$0.45	0.43

Diluted - As Adjusted Basis
Continuing operations	$0.41	0.44	(1)

Average common shares O/S:
Diluted	26,180	26,702

(1)	Adjusted basis includes $0.2 million (or $0.01 per share) of add back adjustments for restructuring charges incurred at Crissair during the third quarter of fiscal 2014.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(Dollars in thousands, except per share amounts)

	Nine Months Ended June 30, 2015	Nine Months Ended June 30, 2014

Net Sales	383,679	379,707
Cost and Expenses:
Cost of sales	233,516	231,325
Selling, general and administrative expenses	99,221	99,182
Amortization of intangible assets	6,378	5,047
Interest expense	655	1,493
Other (income) expenses, net	(238)	423
Total costs and expenses	339,532	337,470

Earnings before income taxes	44,147	42,237
Income taxes	13,924	12,551

Net earnings from continuing operations	30,223	29,686

Earnings from discontinued operations, net of tax
expense of $390 and $5,713, respectively	776	9,858
Loss on sale of discontinued operations, net of
tax benefit of $9,499	-	(50,442)
Net earnings (loss) from discontinued operations	776	(40,584)

Net earnings (loss)	$30,999	(10,898)

Earnings per share:
Diluted - GAAP
Continuing operations	1.15	1.11
Discontinued operations	0.03	(1.52)
Net earnings (loss)	$1.18	(0.41)

Diluted - As Adjusted Basis
Continuing operations	$1.15	1.14	(1)

Average common shares O/S:
Diluted	26,252	26,718

(1)	Adjusted basis includes $0.7 million (or $0.03 per share) of add back adjustments for restructuring charges incurred at Crissair during the first nine months of fiscal 2014.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Business Segment Information (Unaudited)
(Dollars in thousands)

	Three Months Ended June 30, GAAP		Adjustments			Three Months Ended June 30, As Adjusted
	2015	2014	2015	2014		2015	2014
Net Sales
Filtration	$60,401	57,733				60,401	57,733
Test	42,945	45,029				42,945	45,029
Utility Solutions Group	30,845	27,733				30,845	27,733
Totals	$134,191	130,495	0	0		134,191	130,495

EBIT
Filtration	$12,285	10,294		216	(1)	12,285	10,510
Test	2,014	5,775				2,014	5,775
Utility Solutions Group	7,357	5,725				7,357	5,725
Corporate	(5,829)	(6,364)				(5,829)	(6,364)
Consolidated EBIT	15,827	15,430	0	216		15,827	15,646
Less: Interest expense	(247)	(147)				(247)	(147)
Less: Income tax expense	(4,832)	(3,693)				(4,832)	(3,693)
Net earnings from
Continuing Operations	$10,748	11,590	0	216		10,748	11,806

Note:	The above table is presented on a continuing operations basis.
Note:	Depreciation and amortization expense was $4.7 million and $4.1 million for the quarters ended June 30, 2015 and 2014, respectively.

(1)	Includes $0.2 million (or $0.01 per share) of restructuring charges at Crissair during the third quarter of fiscal 2014.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Business Segment Information (Unaudited)
(Dollars in thousands)

	Nine Months Ended June 30, GAAP		Adjustments			Nine Months Ended June 30, As Adjusted
	2015	2014	2015	2014		2015	2014
Net Sales
Filtration	$166,340	171,608				166,340	171,608
Test	124,449	125,531				124,449	125,531
Utility Solutions Group	92,890	82,568				92,890	82,568
Totals	$383,679	379,707	0	0		383,679	379,707

EBIT
Filtration	$31,412	29,878		723	(1)	31,412	30,601
Test	9,276	12,883				9,276	12,883
Utility Solutions Group	22,189	18,891				22,189	18,891
Corporate	(18,075)	(17,922)				(18,075)	(17,922)
Consolidated EBIT	44,802	43,730	0	723		44,802	44,453
Less: Interest expense	(655)	(1,493)				(655)	(1,493)
Less: Income tax expense	(13,924)	(12,551)				(13,924)	(12,551)
Net earnings from
Continuing Operations	$30,223	29,686	0	723		30,223	30,409

Note:	The above table is presented on a continuing operations basis.
Note:	Depreciation and amortization expense was $13.6 million and $12.2 million for the nine-month periods ended June 30, 2015 and 2014, respectively.

(1)	Includes $0.7 million (or $0.03 per share) of restructuring charges at Crissair during the first nine months of fiscal 2014.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	June 30, 2015	September 30, 2014

Assets
Cash and cash equivalents	$36,879	35,131
Accounts receivable, net	100,979	105,449
Costs and estimated earnings on
long-term contracts	22,970	27,798
Inventories	110,124	94,292
Current portion of deferred tax assets	16,351	19,946
Other current assets	14,781	13,337
Total current assets	302,084	295,953
Property, plant and equipment, net	78,140	76,465
Intangible assets, net	190,807	182,063
Goodwill	291,072	282,337
Other assets	5,741	9,088
	$867,844	845,906

Liabilities and Shareholders' Equity
Short-term borrowings and current	$20,407	20,000
maturities of long-term debt
Accounts payable	28,663	40,328
Current portion of deferred revenue	22,219	19,895
Other current liabilities	61,127	66,877
Total current liabilities	132,416	147,100
Deferred tax liabilities	77,215	77,440
Other liabilities	21,158	21,195
Long-term debt	45,000	20,000
Shareholders' equity	592,055	580,171
	$867,844	845,906

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(Dollars in thousands)

Nine Months Ended June 30, 2015
Cash flows from operating activities:
Net earnings	$30,999
Adjustments to reconcile net earnings
to net cash provided by operating activities:
Net earnings from discontinued operations, net of tax	(776)
Depreciation and amortization	13,614
Stock compensation expense	3,701
Changes in current assets and liabilities	(24,682)
Effect of deferred taxes	3,370
Change in deferred revenue and costs, net	1,837
Other	2,329
Net cash provided by operating activities - continuing operations	30,392
Net cash provided by operating activities - discontinued operations	1,166
Net cash provided by operating activities	31,558

Cash flows from investing activities:
Acquisition of business	(20,500)
Capital expenditures	(10,557)
Additions to capitalized software	(4,394)
Net cash used by investing activities	(35,451)

Cash flows from financing activities:
Proceeds from long-term debt	97,407
Principal payments on long-term debt	(72,000)
Dividends paid	(6,282)
Purchases of common stock into treasury	(9,882)
Other	77
Net cash provided by financing activities	9,320

Effect of exchange rate changes on cash and cash equivalents	(3,679)

Net increase in cash and cash equivalents	1,748
Cash and cash equivalents, beginning of period	35,131
Cash and cash equivalents, end of period	$36,879

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES
Other Selected Financial Data (Unaudited)
(Dollars in thousands)

Backlog And Entered Orders - Q3 FY 2015	USG	Test	Filtration	Total
Beginning Backlog - 4/1/15	$30,536	109,956	207,523	348,015
Entered Orders	29,590	45,629	45,413	120,632
Sales	(30,845)	(42,945)	(60,401)	(134,191)
Ending Backlog - 6/30/15	$29,281	112,640	192,535	334,456

Backlog And Entered Orders - YTD Q3 FY 2015	USG	Test	Filtration	Total
Beginning Backlog - 10/1/14	$33,093	90,739	179,063	302,895
Entered Orders	89,078	146,350	179,812	415,240
Sales	(92,890)	(124,449)	(166,340)	(383,679)
Ending Backlog - 6/30/15	$29,281	112,640	192,535	334,456